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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements Form S-3 No. 333-52820 dated December 27, 2000, Form S-8 No. 333-40674 dated June 30, 2000, and Form S-8 No. 333-92607 dated December 10, 1999, of Online Resources Corporation and in the related Prospectuses of our report dated February 11, 2002, with respect to the financial statements and schedule of Online Resources Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

                                                /s/ ERNST & YOUNG LLP


MCLEAN, VIRGINIA
MARCH 26, 2002